UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):
September 14, 2007

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37660
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN	September 17, 2007

Item 2.06 – Material Impairments

As previously reported, the Company has been evaluating various strategic options that include restructuring, divestiture or consolidation of its PET manufacturing assets outside the United States.

On September 14, 2007, Eastman Chemical Company entered into an agreement to sell its non-integrated PET polymers manufacturing sites in Cosoleacaque, Veracruz, México and Zarate, Argentina and related polyester resin business to ALFA, S.A.B. de C.V.  The Company's press release announcing the agreement to sell these assets is included as an exhibit to this filing.  The sale is subject to customary conditions to closing, including regulatory approvals, and is expected to be completed in fourth quarter 2007.  Management expects non-cash asset impairments and restructuring charges of up to $90 million, net of tax, to be recognized in third quarter 2007.

In addition, the Company continues to make good progress on strategic actions for the remaining PET manufacturing facilities outside the United States.  The Company does not expect asset impairments and restructuring charges related to these actions, but if charges are recognized, expects that they will not be material.

Exhibit 9.01 (d)

The following exhibit is furnished pursuant to Item 9.01(d):

Press Release

EASTMAN CHEMICAL COMPANY - EMN	September 17, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ Curtis E. Espeland Curtis E. Espeland Vice President and Chief Accounting Officer
Date: September 17, 2007